Exhibit 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Fourth Amendment to Amended and Restated Employment Agreement (“Amendment”), dated as of the date of the last signature set forth below and effective as of January 1, 2024, is entered into by and between 180 Life Sciences Corp., a Delaware corporation (the “Company”), and James N. Woody (“Executive”) (collectively, the Company and Executive are the “Parties”).

WHEREAS, the Company and Executive have entered into an Amended and Restated Employment Agreement, dated made as of February 24, 2021, and effective November 6, 2020 (the “Initial Agreement”), concerning the employment of Executive as Chief Executive Officer of the Company;

WHEREAS, the Company and Executive have entered into a First Amendment to Employment Agreement, dated April 27, 2022 (the “First Amendment”), a Second Amendment to Employment Agreement, dated May 26, 2022 (the “Second Amendment”), and a Third Amendment to Employment Agreement, effective January 1, 2023 (as corrected)(the “Third Amendment”, and the Initial Agreement as amended by the First Amendment, Second Amendment and Third Amendment, the “Agreement”), concerning the employment of Executive as Chief Executive Officer of the Company;

WHEREAS, certain capitalized terms used below have the meanings given to such terms in the Agreement; and

WHEREAS, the parties wish to amend the Agreement to revise certain terms of the Agreement and as set forth herein in order to reduce Company costs.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged and confirmed, the parties hereto agree as follows:

1.	Effective January 1, 2024, the Base Salary of $490,000 (which amount the Parties confirm and acknowledge is the current Base Salary as of their entry into this Amendment) is reduced by $245,000 (a 50% reduction) to $245,000. A total of an additional of $20,416 of salary shall be accrued monthly in arrears (such amount of salary which is actually accrued through the Payment Date (as defined below, the “Accrued Amount”), and will be paid on the date that the Company has raised at least $5,000,000 in funding subsequent to the date hereof (such date, as applicable, the “Payment Date”), provided that in the event the Payment Date has not occurred prior to March 15, 2025, the Accrued Amount shall be forgiven in its entirety.

2.	Except to the extent modified hereby, the Agreement shall remain in full force and effect.

3.	This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

4.	This Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, ..tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Fourth Amendment to Employment Agreement [Woody and 180]

IN WITNESS WHEREOF, the parties have caused the Amendment to be executed as of the date and year below, to be effective as of the date set forth above.

The “Company”	180 Life Sciences Corp.
Date: 1/10/2024
	By:	/s/ Ozan Pamir
	Its:	CFO
	Printed Name:	Ozan Pamir

The “Executive”	By:	/s/ James N. Woody
Date: 1/10/2024		James N. Woody

Fourth Amendment to Employment Agreement [Woody and 180]